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                                                                  EXHIBIT 10.3.1


INDEMNITY RE: Dr. Lee                                       November 20, 2001

                                    Recitals

A. On August 24, 2000, Cathay Bank ("Lender") provided land acquisition and construction financing in the amount of $27,000,000 to DICON FIBEROPTICS ("Borrower"). In providing the financing Lender relied, in part, on the unconditional Commercial Guaranty of Borrower's founder and President, Dr. Ho-Shang Lee ("Dr. Lee").

B. Borrower has requested Lender to renew and extend the loan for an additional three year term and to release Dr. Lee from his guaranty of the indebtedness.

C. Lender is willing to provide the requested financing and release Dr. Lee's guaranty, provided that Dr. Lee personally indemnifies Lender against any loss, expense or damage suffered by the Lender resulting from the Lender's reliance upon certain representations and warranties provided by Lender in the loan agreement executed in connection with the term financing.

                                   Indemnity

For good and valuable consideration, Dr. Lee unconditionally agrees to indemnify Lender and hold harmless Lender against any and all costs, losses, liabilities, expenses (including reasonable attorneys' fees), judgments, amounts, including, without limitation, any loss suffered by Lender if the loan is not paid as agreed, to the extent such costs, losses, liabilities, expenses, judgments or amounts arise out of or result from any of the Representations or Warranties in Paragraphs 3.2, 3.3, 3.4 or 3.6 of the loan agreement being false or misleading in any material respect at the time made or furnished. These Representations and Warranties are set forth below:

                3.2 AUTHORIZATION. The execution, delivery, and performance of this Agreement and the Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation, by-laws, or any other agreement or other instrument binding upon Borrower, or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

                3.3 FINANCIAL INFORMATION. Any financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender which will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule. Borrower has no material contingent obligations except as disclosed in such financial statements.

                3.4 LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred, which will more likely than not result in the Borrower not being able to repay Loan in accordance with its amortization schedule other than litigation, claims, or other events, if any, that have been disclosed to Lender in writing.
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                3.6 HAZARDOUS SUBSTANCES. The terms "hazardous waste,"
        "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
        Section 6901, et seq., Chapter 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the Property, except in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above; and (b) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the Property, except in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents at any reasonable time and upon reasonable notice to Borrower to enter upon the Property to make such inspections and tests as Lender may deem appropriate to determine compliance of the Property with this Paragraph 3.6. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Property for hazardous waste and hazardous substances. Borrower hereby releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws. So long as Borrower owns the Property, Borrower agrees to indemnify and hold Lender harmless against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may sustain or suffer resulting from a breach of this Paragraph 3.6, but only to the extent such claims, losses, liabilities, damages, penalties, and expenses are not caused by the negligent acts of Lender. This indemnity shall survive termination of this Agreement and repayment of the Loan.

This indemnity agreement entered into November 20, 2001.


By: /s/ HO-SHANG LEE
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    Ho-Shang Lee, individually